Exhibit 10.1

SYNERGY PHARMACEUTICALS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement “) is dated as of      , 2009 among Synergy Pharmaceuticals, Inc., a Florida corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “ Investor “ and collectively the “ Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor (the “Offering”), and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

SECTION 1.

1.1           Subscription.  The Company is offering a maximum of 26,000,000 shares of common stock, $.0001 par value, of the Company (the “Common Stock”).  The Investor, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of shares (the “Shares”) of the Common Stock, indicated on the signature page hereof, on the terms and conditions described herein.  All fractional shares will be rounded up or down to the nearest whole number.

1.2           Purchase of Shares.   The Investor understands and acknowledges that the purchase price per Share to be remitted to the Company in exchange for the Shares is $0.70.  The Investor or the Investor’s agent has deposited the Subscription Amount (defined below) in an interest bearing escrow account. There is a minimum investment of $50,000 or such smaller amount in the sole discretion of the Company.

SECTION 2.

2.1           Acceptance or Rejection.

(a)           The Investor understands and agrees that the Company reserves the right to reject this subscription for the Shares in whole or part in any order, if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the Closing, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription.

(b)           The Investor understands and agrees that subscriptions may be revoked provided that written notice of revocation is sent by certified or registered mail, return receipt requested, and is received by the Company at least two business days prior to the Closing.

(c)           In the event (i) of rejection of this subscription, or (ii) the sale of the Shares subscribed for by the Investor is not consummated by the Company for any reason by November 15, 2009, which date may be extended by the Company, this Subscription Agreement and any other agreement entered into between the Investor and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Investor the purchase price remitted in accordance with clause 1.2 by the Investor, without interest thereon or deduction therefrom, in exchange for the Shares.

2.2           Closing.  The closing (the “Closing”) of the purchase and sale of any of the Shares, following the acceptance by the Company of the Investors’ subscriptions for not less than the Minimum Offering has, as evidenced by the Company’s execution of this Subscription Agreement, shall take place at the principal offices of Sichenzia Ross Friedman Ference LLP, counsel to the Company, at 61 Broadway, 32nd Floor, New York, New York 10006, or such other place as determined by the Company, on such date (the “Closing Date”) as is determined by the Company. At the Closing of the purchase and sale of the Shares subscribed to by the Investors, the Company shall prepare for delivery to the Investors the certificates for the securities to be issued and sold to the Investors, duly registered in the Investor’s name against payment in full by the Investor in accordance with clause 1.2.  Additional Closings will be held until the Maximum Offering has been achieved or the Offering has terminated.

SECTION  3.

3.1           Investor Representations and Warranties.

The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)           The Investor is acquiring the Shares for his or its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any of the components of the Shares.  Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares for which the Investor is subscribing.

(b)           The Investor has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Investor.

(c)           The Investor acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”).  In furtherance thereof, the Investor represents and warrants to and agrees with the Company and its affiliates as follows:

(i)            The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  The Investor does not have any such intention.

(ii)           The Investor has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

(iii)                                           (insert name of Investor Representative: if none, so state) has acted as the Investor’s Investor Representative for purposes of the private placement exemption under the Securities Act.  If the Investor has appointed a Investor Representative (which term is used herein with the same meaning as given in Rule 501(h) of Regulation D), the Investor has been advised by his Investor Representative as to the merits and risks of an investment in the Company in general and the suitability of an investment in the Shares for the Investor in particular; and

(iv)          The Investor (together with his Investor Representative(s), if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares.  If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Shares.

(d)           The information in the Accredited Investor Questionnaire completed and executed by the Investor is substantially in the form of the Accredited Investor Questionnaire (the “Accredited Investor Questionnaire”) and is accurate and true in all respects and the Investor is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(e)           The Investor and his Investor Representative, if any, have:

(i)            had access to and carefully reviewed the Company’s SEC Documents and other public filings, the Schedules and Exhibits to this Agreement and has had on opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company, and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iii)          been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Shares and other matters pertaining to this investment, and have been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information provided in order for him to evaluate the merits and risks of purchase of the

Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iv)          not been furnished with any oral representation or oral information in connection with the offering of the Shares which is not contained herein; and

(v)           determined that the Shares are a suitable investment for the Investor and that at this time the Investor could bear a complete loss of such investment.

(f)            The Investor is not relying on the Company, or its affiliates with respect to economic considerations involved in this investment.  The Investor has relied on the advice of, or has consulted with only those persons, if any, named as Investor Representative(s) herein and in the Accredited Investor Questionnaire.  Each Investor Representative is capable of evaluating the merits and risks of an investment in the Shares on the terms and conditions set forth herein and each Investor Representative has disclosed to the Investor in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between himself and the Company or any affiliate or subsidiary thereof.

(g)           The Investor represents, warrants and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that he must bear the economic risk of his purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available.  In particular, the Investor is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.  The Investor also understands that, except as otherwise provided herein and in the certificates for the Shares, the Company is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from registration under the Securities Act or applicable state securities laws.  The Investor further understands that sales or transfers of the Shares are further restricted by state securities laws and the provisions of this Agreement.

(h)           No representations or warranties have been made to the Investor by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Shares the Investor is not relying upon any representations other than those contained herein.  Investor has carefully reviewed filings made by the Company with the U.S. Securities and Exchange Commission and the Company’s Confidential Private Placement Memorandum dated February 2, 2009.

(i)            Any information which the Investor has heretofore furnished to the Company with respect to his financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information he will immediately furnish such revised or corrected information to the Company.

(j)            The Investor understands and agrees that the certificates for the Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws.  Accordingly the Investor understands and consents that the certificates representing the Shares, in addition to any notation required by law or by this Agreement, shall have the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW.”

(k)           The Investor understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

(l)            The Investor’s overall commitment to investments which are not readily marketable is not disproportionate to the Investor’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

(m) Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(n)           Other than the transaction contemplated hereunder, such Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including Short Sales (defined below), in the securities of the Company during the period commencing from the time that such Investor first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.  Other than to other persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For the purpose of this Agreement, “Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(m)          Investor hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Investor hereby represents, warrants and agrees that, to the best of Investor’s knowledge based upon appropriate diligence and investigation:

(i)            none of the cash or property that Investor has paid, will pay or will contribute to the Company has been or shall be derived from, or related to, an activity that is deemed criminal under United States law;

(ii)           no contribution or payment by Investor to the Company shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001;

(iii)          Investor agrees to promptly notify the Company if any of these representations cease to be true and accurate regarding Investor, and to provide to the Company any additional information regarding Investor that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities;

(iv)          Investor agrees that if at any time the Company determines that any of the foregoing representations are incorrect with respect to Investor, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may undertake whatever actions it considers appropriate to ensure compliance with applicable law or regulation, including causing the withdrawal of Investor from the Company in accordance with such terms as the Company shall determine in its discretion are required to comply with applicable laws and regulations; and

(v)           Investor further agrees that the Company may release confidential information about such Investor to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws described herein.

(n)           The foregoing representations, warranties and agreements shall survive the Closing.

3.2           Company Representations And Warranties.

The Company hereby acknowledges, represents and warrants to, and agrees with each Investor (which representations and will be true and correct as of the date of the Closing as if the Agreement were made on the date of Closing) as follows:

(a)           The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Florida.  The Company has full corporate power and authority to enter into this Agreement and this Agreement, has been duly and validly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)           Subject to the performance by the Investors of their respective obligations under this Agreement and the accuracy of the representations and warranties of the Investor, the offering and sale of the Securities will be exempt from the registration requirements of the Act.

(c)           The execution and delivery by the Company of, and the performance by the Company of its obligations hereunder in accordance with its terms will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with its terms.

(d)           All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights.  The Shares have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Shares are not subject to any preemptive or similar rights.  In addition, the shares of Common Stock issuable pursuable to Section 4.3 of this Agreement, when issued as provided in Section 4.3, will be validly issued and fully paid and non-assessable, and such shares are not subject to any preemptive or similar rights.  No further corporate action is required on the Company’s part to issue, if required to do so after the Closing, additional shares of Common Stock pursuant to Section 4.3 of this Agreement.

(e)           The Company is not in violation of its charter or bylaws and is not in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which the Company is a party or by which it is bound, or to which any of the property or assets of the Company is subject, except such as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company, taken as a whole.

(f)            The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of law known by the Company to be applicable to it, or the charter documents of, the Company or any subsidiary of the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with its terms.

(g)           There is no material litigation or governmental proceeding pending, or to the knowledge of the Company, threatened against, or involving the property or the business of the Company, or, to the best knowledge of the Company which would adversely affect the condition (financial or otherwise), business, prospects or results of operations of the Company, taken as a whole.

(h)           The audited and unaudited consolidated financial statements set forth in the SEC Documents fairly present the financial position and the results of operations of the Company, at the dates and periods therein specified.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and are complete and accurate and are in accordance with the books and records of the Company.  Since September 30, 2008, the Company;

(i)                                     has not entered into any transaction outside of the ordinary course of business except pursuant to this and similar subscription agreements; or

(ii)                                  suffered any material adverse change in its financial condition or results of operations except as disclosed or contemplated in the SEC Documents.

(i)            The foregoing representations, warranties and agreements shall survive the Closing.

SECTION 4.

4.1           Lock-Up.

(a)           The Investor hereby agrees to be subject to a lock-up until August 15, 2010.  During such period, the Investor agrees not to directly or indirectly sell, offer to sell, contract to sell, including, without limitation, “short” or “short against the box” (as those terms are generally understood), grant any option to purchase or otherwise transfer or dispose of (other than upon a distribution to the partners members of the Investor who agree to be similarly bound) the Shares of the Company held by it at any time during such period.

(b)           The Company may terminate or diminish the restrictions set forth in this Section as to all or any portion of the Shares at its sole discretion, provided that such termination or diminution shall apply to all Investors, pro rata according to their respective Subscription Amounts.  In such event, the Company will notify all the Investors of the nature and extent of such termination or diminution.

4.2           Stop Transfer and Legend.  In order to enforce the foregoing covenant, the Company may impose stock-transfer instructions with respect to the Shares of each Holder (and the Shares or securities of every other person subject to the foregoing restriction) until the end of such period and the Investor consents to the imprinting of a legend given notices of these restriction on certificates representing the Shares, substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED                       , 2009 BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.”

4.3           Per Share Purchase Price Protection.  From the date hereof until February 15, 2011, if the Company or any Subsidiary shall issue any Common Stock or Common Stock Equivalents, in transaction other than in an Exempt Transaction, (a “Subsequent Financing”) entitling any person or entity to acquire shares of Common Stock at an effective price per share less than the Per Share Purchase Price (subject to prior adjustment for reverse and forward stock splits and the like) (the “Discounted Purchase Price,” as further defined below), the Company shall issue to such Investor that number of additional shares of Common Stock equal to (a) the Subscription Amount paid by such Investor at the Closing divided by the Discounted Purchase Price, less (b) the Shares issued to such Investor at the Closing pursuant to this Agreement and pursuant to this Section 4.3. The term “Discounted Purchase Price” shall mean the amount actually paid in new cash consideration by third parties for each share of Common Stock. The sale of Common Stock Equivalents shall be deemed to have occurred at the time of the issuance of the Common Stock Equivalents and the Discounted Purchase Price covered thereby shall also include the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per share of Common Stock underlying the Common Stock Equivalents received by the Company upon such sale or issuance of the Common Stock Equivalents). In the case of any Subsequent Financing involving an “MFN Transaction” (as defined below), the Discounted Purchase Price shall be deemed to be the lowest actual conversion or exercise price at which such securities are converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction. If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to the such investor in such offering. The Company shall not refuse to issue an Investor additional Shares hereunder based on any claim that such Investor or any one associated or affiliated with such Investor has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained. Nothing herein shall limit a Investor’s right to pursue actual damages for the Company’s failure to deliver Shares hereunder and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding anything to the contrary herein, this Section 4.3 not apply in respect of an Exempt Issuance. Additionally, prior to any issuance to an Investor pursuant to this Section 4.3, such Investor shall have the right to irrevocably defer such issuances to such Investor under this Section 4.3, in whole or in part, for continuous periods of not less than 75 days.

SECTION 5.

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 5:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investors’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c)  if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Investors of a majority in interest of the Shares then outstanding.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company or any Subsidiary pursuant to any stock or option plan duly adopted or ratified by a majority of the non-employee members of the Board of Directors of the Company present or former corporate parent or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Per Share Purchase Price” equals $0.70,  subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” means the filings made by the Company with the Commission under the Securities Act and Exchange Act, including those made not more than 48 hours prior to Closing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Investor pursuant to this Agreement.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Shares purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.3.

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

SECTION 5

5.1           Indemnity.  The Investor agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.

5.2           Modification.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.3           Notices.  Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

5.4           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

5.5           Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the  benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

5.6           Entire Agreement.  This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

5.7           Assignability.  This Agreement is not transferable or assignable by the Investor.

5.8           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

5.9           Pronouns.  The use herein of the masculine pronouns “him” or “his” or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

[SIGNATURE PAGES FOLLOW]

ALL INVESTORS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the Investor has executed this Agreement on the      day of                 , 2009.

	X $0.70 Per Share	= $
Shares Subscribed for		Purchase Price

Name of Entity (Please Print)

Address for Registration of Ownership:

US Taxpayer ID # (or attach W8-BEN):

Name:

ACCEPTED this     st day of             , 2009 on behalf of the Company.

SYNERGY PHARMACEUTICALS, INC.

By:
Name: Gary S. Jacob, Ph.D.
Title:President and Acting CEO